                                                              EXHIBIT (h)(33)(c)

                 Amendment to Administrative Services Agreement
                        Franklin Templeton Services, LLC
                     American General Life Insurance Company

The Administrative Services Agreement, dated as of July 1, 1999, by and among Franklin Templeton Services, Inc., and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

     1. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of May  1, 2003.

Franklin Templeton Services, LLC

By: ________________________________________
Name:
Title:




American General Life Insurance Company

By: ________________________________________
Name:
Title:

                                   Schedule B

                         Administrative Expense Payments

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

-------------------------------------------------------------------------------------------------------------------------------
    Company              Product                    Funds of the Trust                                     Fee     Effective
                    Securities Act No.                                                                                Date
-------------------------------------------------------------------------------------------------------------------------------
                  Platinum Investor      Templeton Asset Strategy Fund-Class 2
                  Variable Annuity       Templeton International Securities Fund-Class 2
                  333-70667                                                                               0.15%      7/1/99
                  -----------------------------------------------------------------------------------
                  Legacy Plus VUL        Templeton Developing Markets Securities Fund-Class 2
                  333-53909              Templeton International Securities Fund-Class 2
                                         Franklin Small Cap Fund-Class 2
                  -----------------------------------------------------------------------------------
                  AG Legacy Plus VUL     Templeton International Securities Fund-Class 2
                  333-89897              Franklin Small Cap Fund-Class 2
                  -----------------------------------------------------------------------------------
                  The One VUL Solution   Templeton Developing Markets Securities Fund-Class 2
                  333-87307              Franklin Small Cap Fund-Class 2
                  -------------------------------------------------------------------------------------------------------------
American          Platinum Investor I    Franklin U.S. Government Fund-Class 2
General           VUL                    Mutual Shares Securities Fund-Class 2
Life              333-43264              Templeton International Securities Fund-Class 2                  0.15%     11/1/01
Insurance         -------------------------------------------------------------------------------------------------------------
Company           Platinum Investor II   Franklin U.S. Government Fund-Class 2
                  VUL                    Mutual Shares Securities Fund-Class 2                            0.15%      5/1/03
                  333-103361             Templeton International Securities Fund-Class 2
                                         Franklin Templeton Small Cap Value Securities Fund - Class 2
                  -----------------------------------------------------------------------------------
                  Platinum Investor      Franklin U.S. Government Fund-Class 2
                  III VUL                Mutual Shares Securities Fund-Class 2
                  333-43264              Templeton International Securities Fund-Class 2
                                         Franklin Templeton Small Cap Value Securities Fund - Class 2
                  -----------------------------------------------------------------------------------
                  Platinum Investor      Franklin U.S. Government Fund-Class 2
                  Survivor VUL           Mutual Shares Securities Fund-Class 2
                  333-90787              Templeton International Securities Fund-Class 2
                                         Franklin Templeton Small Cap Value Securities Fund - Class 2



                  -----------------------------------------------------------------------------------
                  Platinum Investor      Franklin U.S. Government Fund-Class 2
                  Survivor II VUL        Mutual Shares Securities Fund-Class 2
                  333-65170              Templeton International Securities Fund-Class 2
                                         Franklin Templeton Small Cap Value Securities Fund - Class 2
                  -----------------------------------------------------------------------------------
                  Platinum Investor      Franklin U.S. Government Fund-Class 2
                  PLUS VUL               Mutual Shares Securities Fund-Class 2
                  333-82982              Templeton Foreign Securities Fund-Class 2
                                         Franklin Templeton Small Cap Value Securities Fund - Class 2
-------------------------------------------------------------------------------------------------------------------------------


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